                                                                   EXHIBIT 10.24

                             CPI INTERNATIONAL, INC.
                   2006 EQUITY AND PERFORMANCE INCENTIVE PLAN

     CPI INTERNATIONAL, INC. (formerly CPI Holdco, Inc.), a corporation existing under the laws of the State of Delaware (the "COMPANY"), hereby establishes and adopts the following 2006 Equity and Performance Incentive Plan (the "PLAN").
Certain capitalized terms used in the Plan are defined in Article II.

                                    RECITALS

     WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as directors, employees, consultants and/or advisors of the Company and its Affiliates by increasing their proprietary interest in the Company's growth and success; and

     WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are or have been or are expected to be responsible for the success of the Company.

     NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

                                    ARTICLE I
                               PURPOSE OF THE PLAN

     1.1 Purpose. The purpose of the Plan is to assist the Company and its
Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

                                   ARTICLE II
                                   DEFINITIONS

     2.1 "AFFILIATE" shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Parent or Subsidiary) or (ii)
any entity in which the Company has a significant equity interest, as determined by the Committee.

     2.2 "APPLICABLE LAWS" means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the
Committee.

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     2.3 "AWARD" shall mean any Option, Stock Appreciation Right, Restricted
Stock Award, Performance Award, Dividend Equivalent, Other Stock Unit Award or
any other right, interest or option relating to Shares or other property
(including cash) granted pursuant to the provisions of the Plan.

     2.4 "AWARD AGREEMENT" shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

     2.5 "BOARD" shall mean the board of directors of the Company.

     2.6 "CAUSE" shall have the meaning set forth in a Participant's employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Participant which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Participant personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Participant or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any deliberate and material misuse or deliberate and material improper disclosure of confidential or proprietary information of the Company.

     2.7 "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

          (i) The direct or indirect acquisition by an unrelated "Person" or
          "Group" of "Beneficial Ownership" (as such terms are defined below) of more than 50% of the voting power of the Company's issued and outstanding voting securities in a single transaction or a series of related transactions;

          (ii) The direct or indirect sale or transfer by the Company of substantially all of its assets to one or more unrelated Persons or
          Groups in a single transaction or a series of related transactions;

          (iii) The merger, consolidation or reorganization of the Company with or into another corporation or other entity in which the Beneficial
          Owners of more than 50% of the voting power of the Company's issued and outstanding voting securities immediately before such merger or consolidation do not own more than 50% of the voting power of the issued and outstanding voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization; or

          (iv) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of the Company
          (together with any new Directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office.

For purposes of determining whether a Change of Control has occurred, the following Persons and Groups shall not be deemed to be "unrelated": (A) such
Person or Group directly or indirectly has

                                       -2-

Beneficial Ownership of more than 50% of the issued and outstanding voting power of the Company's voting securities immediately before the transaction in question, (B) the Company has Beneficial Ownership of more than 50% of the voting power of the issued and outstanding voting securities of such Person or
Group, (C) more than 50% of the voting power of the issued and outstanding voting securities of such Person or Group are owned, directly or indirectly, by
Beneficial Owners of more than 50% of the issued and outstanding voting power of the Company's voting securities immediately before the transaction in question or (D) any investment fund(s) that are Affiliates of Cypress Associates II LLC.
The terms "Person," "Group," "Beneficial Owner," and "Beneficial Ownership"
shall have the meanings used in the Exchange Act.

     2.8 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     2.9 "COMMITTEE" shall mean the Committee (or other body) constituted under
Section 4.2 to administer this Plan.

     2.10 "COMPANY" has the meaning set forth in introductory paragraph of the
Plan.

     2.11 "CONSULTANT" means any person, including an advisor, who (i) is a natural person, (ii) provides bona fide services to the Company or a Parent or
Subsidiary, and (iii) provides services that are not in connection with the offer or sale of securities in a capital-raising transaction, and that do not directly or indirectly promote or maintain a market for the securities of the
Company; provided that the term 'Consultant' does not include (i) Employees or
(ii) Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     2.12 "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means that the employment, director or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary, or by the Employee,
Director or Consultant. Continuous Status as an Employee, Director or Consultant
will not be considered interrupted in the case of: (i) any leave of absence approved by the Company (and, but only to the extent required by Applicable
Laws, the Committee), including sick leave, military leave, or any other personal leave, provided, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute;
(ii) transfers between locations of the Company or between the Company, its
Parent, its Subsidiaries or its successor; or (iii) in the case of an Award other than an Incentive Stock Option, the ceasing of a person to be an Employee while such person remains or becomes a Director or Consultant, the ceasing of a person to be a Director while such person remains or becomes an Employee or
Consultant or the ceasing of a person to be a Consultant while such person remains or becomes an Employee or Director.

     2.13 "COVERED EMPLOYEE" shall mean a "COVERED EMPLOYEE" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

     2.14 "DIRECTOR" shall mean a non-employee member of the Board or a non-employee member of the board of directors of a Parent or Subsidiary.

     2.15 "DISABILITY" shall mean total and permanent disability as defined in
Section 22(e)(3) of the Code.

     2.16 "DIVIDEND EQUIVALENTS" shall have the meaning set forth in Section
12.5.

                                       -3-

     2.17 "EMPLOYEE" shall mean any employee of the Company or any Parent or
Subsidiary.

     2.18 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 and the rules promulgated thereunder, in each case as amended.

     2.19 "FAIR MARKET VALUE" shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair
Market Value of Shares as of any date shall be determined as follows:

          (i) If the Shares are listed on any established stock exchange or a national market system, including without limitation, the National
          Market System of NASDAQ, the Fair Market Value of a Share will be (i)
          the closing sales price for such Shares (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) on the last market trading day prior to the day of determination or (ii)
          any sales price for such Shares (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) on the day of determination, as the Committee may select, in each case as reported in the Wall Street Journal or any other source the Committee considers reliable.

          (ii) If the Shares are quoted on the NASDAQ System (but not on the
          NASDAQ National Market System) or are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair
          Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on (i) the last market trading day prior to the day of determination or (ii) the day of determination, as the
          Committee may select, in each case as reported in the Wall Street
          Journal or any other source the Committee considers reliable.

          (iii) If the Shares are not traded as set forth above, the Fair Market
          Value will be determined in good faith by the Committee with reference to the earnings history, book value and prospects of the Company in light of market conditions generally, and any other factors the
          Committee considers appropriate, such determination by the Committee to be made in a manner consistent with Proposed Regulation Section
          1.409A-1(b)(5)(iv) or successor IRS guidance, and to be final, conclusive and binding.

     2.20 "FAMILY MEMBER" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the
Participant's household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

     2.21 "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     2.22 "LIMITATIONS" shall have the meaning set forth in Section 3.2.

                                       -4-

     2.23 "OPTION" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

     2.24 "OTHER STOCK UNIT AWARD" shall have the meaning set forth in Section
8.1.

     2.25 "PARENT" means a "parent corporation" with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

     2.26 "PARTICIPANT" shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

     2.27 "PAYEE" shall have the meaning set forth in Section 13.1.

     2.28 "PERFORMANCE AWARD" shall mean any Award of Performance Shares or
Performance Units granted pursuant to Article IX.

     2.29 "PERFORMANCE PERIOD" shall mean that period established by the
Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

     2.30 "PERFORMANCE SHARE" shall mean any grant pursuant to Article IX of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the
Committee shall establish at the time of such grant or thereafter.

     2.31 "PERFORMANCE UNIT" shall mean any grant pursuant to Article IX of a unit valued by reference to a designated amount of property (including cash)
other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     2.32 "PRIOR PLAN" shall mean, collectively, the Company's 2000 Stock Option
Plan and 2004 Stock Incentive Plan, each as amended.

     2.33 "RESTRICTED STOCK" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose
(including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the
Committee may deem appropriate.

     2.34 "RESTRICTED PERIOD" shall have the meaning set forth in Section 7.1.

     2.35 "RESTRICTED STOCK AWARD" shall have the meaning set forth in Section
7.1.

     2.36 "SHARES" shall mean the shares of common stock of the Company, par value $0.01 per share.

     2.37 "STOCK APPRECIATION RIGHT" shall mean any right granted to a
Participant pursuant to Article VI.

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     2.38 "SUBSIDIARY" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.39 "SUBSTITUTE AWARDS" shall mean Awards granted or Shares issued by the
Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

                                   ARTICLE III
                           SHARES SUBJECT TO THE PLAN

     3.1 Number of Shares.

          (a) Subject to adjustment as provided in Section 12.2, a total of
1,400,000 Shares shall be authorized for grant under the Plan, plus any Shares subject to awards granted under the Prior Plan, which such awards are forfeited, expire or otherwise terminate without issuance of Shares, or are settled for cash or otherwise do not result in the issuance of Shares, on or after the effective date of this Plan.

          (b) If any Shares subject to an Award or to an award under the Prior
Plan are forfeited, expire or otherwise terminate without issuance of such
Shares, or any Award or award under the Prior Plan is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for
Awards under the Plan.

          (c) In the event that (i) any Option or other Award granted under this
Plan or any option or award granted under the Prior Plan is exercised through the tendering of Shares (either actually, by attestation, or by the giving of instructions to a broker to remit to the Company that portion of the sales price required to pay the exercise price) or by the withholding of Shares by the
Company, or (ii) withholding tax liabilities arising from such Options or Awards under this Plan or options or awards under a Prior Plan are satisfied by the tendering of Shares (either actually, by attestation, or by the giving of instructions to a broker to remit to the Company that portion of the sales price required to pay the exercise price) or by the withholding of Shares by the
Company, then the Shares so tendered or withheld shall again be available for
Awards under the Plan.

          (d) Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company or other entity acquired by the
Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares or other equity interests available under a pre-existing plan approved by shareholders or equityholders and not adopted in contemplation of such acquisition or combination, the shares or equity interests available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that
Awards using such available shares or equity interests shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or consultants of such acquired or combined company or entity before such acquisition or combination.

                                       -6-

     3.2 Limitations on Grants to Individual Participant. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock
Appreciation Rights during any fiscal year of the Company with respect to more than 460,000 Shares, or (ii) Restricted Stock, Performance Awards and/or Other
Stock Unit Awards that are denominated in Shares in any fiscal year of the
Company with respect to more than 460,000 Shares (the "LIMITATIONS"). In addition to the foregoing, the maximum dollar value payable to any Participant in fiscal year of the Company with respect to Performance Awards and/or Other
Stock Unit Awards that are valued with reference to cash or property other than
Shares is $3,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

     3.3 Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

                                   ARTICLE IV
                         ELIGIBILITY AND ADMINISTRATION

     4.1 Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant. Only Employees may receive awards of Incentive
Stock Options.

     4.2 Administration.

          (a) The Plan shall be administered by the Committee, constituted as follows:

               (i) The Committee will consist of the Board, or a committee designated by the Board, which Committee will be constituted to satisfy Applicable Laws. Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the
          Committee and thereafter directly administer the Plan.

               (ii) The Board (or a committee designated by the Board) may by resolution provide that the Plan may be administered by different bodies with respect to Directors, officers who are not Directors, and
          Employees and Consultants who are neither Directors nor officers, and
          Covered Employees. Any reference to a "Committee" herein shall, to the extent permitted by Applicable Laws, be a reference to any body appointed to administer the Plan pursuant to the foregoing sentence.

          (b) The Committee shall have full discretion, power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Consultants and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder and the form and content of any Award Agreement; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to the provisions of the Plan; (vi)
determine whether, to what extent and under what circumstances any Award shall be modified, amended, canceled or suspended; (vii) interpret and administer the
Plan and any instrument or agreement

                                       -7-

entered into under or in connection with the Plan, including any Award
Agreement; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the
Committee shall deem desirable to carry it into effect; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) determine whether any Award will have
Dividend Equivalents; (xi) determine whether, to what extent, and under what circumstances cash, Shares, or other property payable with respect to an Award shall be deferred either automatically or at the election of the Participant;
provided that the Committee shall take no action that would subject the
Participant to a penalty tax under Section 409A of the Code; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

          (c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate. A majority of the members of the
Committee may determine its actions and fix the time and place of its meetings.

          (d) The Committee may delegate to a committee of one or more Directors of the Company or, to the extent permitted by Applicable Law, to one or more officers or a committee of officers, the authority to grant Awards to Employees and officers of the Company who are not Directors, Covered Employees, or
"officers," as such term is defined by Rule 16a-1(f) of the Exchange Act, and to cancel or suspend Awards to Employees and officers of the Company who are not
Directors, Covered Employees, or "officers," as such term is defined by Rule
16a-1(f) of the Exchange Act.

                                    ARTICLE V
                                     OPTIONS

     5.1 Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article V and to such additional terms and conditions, not inconsistent with the provisions of the
Plan, as the Committee shall deem desirable.

     5.2 Award Agreements. All Options granted pursuant to this Article V shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article V may hold more than one
Option granted pursuant to the Plan at the same time.

     5.3 Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article V shall not be less than 100% of the Fair Market Value of such
Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per
Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the NASDAQ National Market or other exchange or quotation system on which the Shares are principally traded.

     5.4 Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

                                       -8-

     5.5 Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by the Participant's executors, administrators, guardian, beneficiary, or legal representative, or Family Members, as may be provided in an Award Agreement in accordance with Section 12.3 as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made
(a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) with the consent of the Committee, by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair
Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company's earnings), (c)
with the consent of the Committee, by delivery of other consideration
(including, where permitted by law and the Committee, other Awards) having a
Fair Market Value on the exercise date equal to the total purchase price, (d)
with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) with the consent of the
Committee, by delivery of a properly executed exercise notice together with any other documentation as the Committee and the Participant's broker, if applicable, require to effect an exercise of the Option and delivery to the
Company of the sale or other proceeds (as permitted by Applicable Law) required to pay the exercise price, (f) through any other method specified in an Award
Agreement, or (g) any combination of any of the foregoing. In connection with a tender of previously acquired Shares pursuant to clause (b) above, the
Committee, in its sole discretion, may permit the Participant to constructively exchange Shares already owned by the Participant in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any
Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

     5.6 Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

     5.7 Incentive Stock Options. With respect to the Options that may be granted by the Committee under the Plan, the Committee may grant Options intended to qualify as Incentive Stock Options to any Employee of the Company or
any Parent or Subsidiary, subject to the requirements of Section 422 of the
Code. The Award Agreement of an Option intended to qualify as an Incentive Stock
Option shall designate the Option as an Incentive Stock Option. Notwithstanding
anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of Incentive Stock
Options under the Plan, the maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 1,400,000
Shares. Notwithstanding the provisions of Section 5.3, in the case of an
Incentive Stock Option granted to an Employee who, at the time the Incentive
Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or
Subsidiary, the per Share exercise price will be no less than 110% of the Fair
Market Value per Share on the date of grant. Notwithstanding the provisions of
Section 5.4, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the
Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Award
Agreement.

                                       -9-

Notwithstanding the foregoing, if the Shares subject to an Employee's Incentive
Stock Options (granted under all plans of the Company or any Parent or
Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be not be treated as Incentive Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant.

     5.8 Termination of Employment or Consulting Relationship or Directorship.
If a Participant holds exercisable Options on the date his or her Continuous
Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, but including death or Disability), the Participant may exercise the Options that were vested and exercisable as of the date of termination until the end of the original term or for a period set forth in the
Award Agreement or determined by the Committee. If the Participant is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the
Plan, unless otherwise set forth in the Award Agreement or determined by the
Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the
Participant does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

                                   ARTICLE VI
                            STOCK APPRECIATION RIGHTS

     6.1 Grant and Exercise. The Committee may provide Stock Appreciation Rights either alone or in addition to other Awards upon such terms and conditions as the Committee may establish in its sole discretion.

     6.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, which, except in the case of
Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

          (b) Upon the exercise of a Stock Appreciation Right, payment shall be made in whole Shares or cash as designated by the Committee.

          (c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

          (d) The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate. In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code.
Notwithstanding the foregoing provisions of this Section 6.2, but subject to
Section 12.2, a Stock Appreciation Right shall not have (i) an exercise price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years. In addition to the

                                      -10-

foregoing, but subject to Section 12.2, the base amount of any Stock
Appreciation Right shall not be reduced after the date of grant.

     6.3 Termination of Employment or Consulting Relationship or Directorship.
If a Participant holds exercisable Stock Appreciation Rights on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, but including death or Disability), the Participant may exercise the Stock Appreciation Rights that were vested and exercisable as of the date of termination until the end of the original term or for a period set forth in the Award Agreement or determined by the Committee. If the Participant is not entitled to exercise his or her entire Stock Appreciation
Right at the date of such termination, the Shares covered by the unexercisable portion of the Stock Appreciation Right will revert to the Plan, unless otherwise set forth in the Award Agreement or determined by the Committee. The
Committee may determine in its sole discretion that such unexercisable portion of the Stock Appreciation Right will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the
Participant does not exercise a Stock Appreciation Right within the time specified above after termination, that Stock Appreciation Right will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

                                   ARTICLE VII
                             RESTRICTED STOCK AWARDS

     7.1 Grants. Awards of Restricted Stock may be issued hereunder to
Participants either alone or in addition to other Awards granted under the Plan
(a "RESTRICTED STOCK AWARD"). A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the
Committee (the "RESTRICTED PERIOD"). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

     7.2 Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

     7.3 Rights of Holders of Restricted Stock. Except as otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock
Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the
Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, the Award Agreement may provide that any Shares or any other property (including cash) distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed may be subject to restrictions.

                                  ARTICLE VIII
                             OTHER STOCK UNIT AWARDS

     8.1 Other Stock Unit Awards. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on,
Shares or other property ("OTHER STOCK UNIT AWARDS") may be granted hereunder to
Participants, either alone or in addition to other Awards granted under the
Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock
Unit Awards shall be paid in Shares or cash. Subject to the provisions of the
Plan, the Committee shall have sole and complete authority to determine the
Employees, Consultants and Directors to whom

                                      -11-

and the time or times at which such Other Stock Unit Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

     8.2 Terms and Conditions. Shares (including securities convertible into
Shares) subject to Awards granted under this Article VIII may be issued for no consideration or for such minimum consideration as may be required by Applicable
Law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Article VIII shall be purchased for such consideration as the Committee shall determine in its sole discretion.

                                   ARTICLE IX
                               PERFORMANCE AWARDS

     9.1 Terms of Performance Awards. Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by Applicable Law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any
Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than six months nor longer than five years. Except as provided in Article XI or as may be provided in an Award
Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the
Committee at the time of payment. The performance goals to be achieved for each
Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2. The amount of the Award to be distributed shall be conclusively determined by the Committee. The terms of a
Performance Award may provide that the Performance Award will be paid in a lump sum or in installments following the close of the Performance Period.

                                    ARTICLE X
                         CODE SECTION 162(M) PROVISIONS

     10.1 Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an
Other Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, and that the deduction limit of Section 162(m) of the Code would apply to such Award, then the Committee may provide that this Article X is applicable to such Award.

     10.2 Performance Criteria. If Restricted Stock, a Performance Award or an
Other Stock Unit Award is subject to this Article X, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of or growth of one or any combination of the following factors, or an objective formula determined at the time of the Award that is based on modified or unmodified calculations of one or any combination of the following factors: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders'
equity; return on assets; attainment of strategic and operational initiatives;
appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization ("EBITDA"); an adjusted formula of EBITDA determined by the Committee; economic value-added

                                      -12-

models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the
Company's performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Unless the Committee specifies otherwise when it sets performance goals for an Award, objective adjustments shall be made to any of the foregoing measures for items that will not properly reflect the Company's financial performance for these purposes, such as the write-off of debt issuance costs, pre-opening and development costs, gain or loss from asset dispositions, asset or other impairment charges, litigation settlement costs, and other non-routine items that may occur during the Performance Period. Also, unless the Committee determines otherwise in setting the performance goals for an Award, such performance goals shall be applied by excluding the impact of (a)
restructurings, discontinued operations and charges for extraordinary items, (b)
an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section
162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

     10.3 Adjustments. Notwithstanding any provision of the Plan (other than
Article XI), with respect to any Restricted Stock, Performance Award or Other
Stock Unit Award that is subject to this Article X, the Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the
Committee may not waive the achievement of the applicable performance goals, except in the case of the death or Disability of the Participant or the occurrence of a Change of Control.

     10.4 Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Restricted Stock,
Performance Award or Other Stock Unit Award that is subject to this Article X, the Committee shall certify in writing that the applicable performance goals have been achieved to the extent necessary for such Award to qualify as
"performance based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

     10.5 Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article X as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for
"performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or which are not inconsistent with such requirements.

                                   ARTICLE XI
                          CHANGE OF CONTROL PROVISIONS

     11.1 Impact of Change of Control. The terms of any Award may provide in the
Award Agreement evidencing the Award, or the Committee may determine in its discretion, that, upon a Change of Control of the Company, (a) Options and Stock
Appreciation Rights outstanding as of the date of the Change of Control immediately vest and become exercisable in full or in part, (b) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock becomes free of some or all restrictions and limitations and becomes partially or fully vested, (c) Performance Awards shall be considered to be earned and payable
(either in full or pro-rata based on the portion of Performance Period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse in full or in part, and such Other Stock Unit Awards or such

                                      -13-

other Awards shall become free of some or all restrictions, limitations or conditions and become partially or fully vested and transferable, and (e) such other additional benefits, changes or adjustments as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, (a) each Option and Stock Appreciation Right shall remain exercisable for only a limited period of time determined by the Committee (provided that they remain exercisable for at least 30 days after notice of such action is given to the Participants), or
(b) each Option and Stock Appreciation Right outstanding shall terminate within a period specified in a notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation
Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. Notwithstanding the foregoing and the provisions of Section 11.2, the Committee will take no action that would subject any Participant to a penalty tax under Section 409A of the Code.

     11.2 Assumption Upon Change of Control. The terms of any Award Agreement may also provide that, if in the event of a Change of Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Share of
Restricted Stock or Other Stock Unit Award, then each outstanding Option, Stock
Appreciation Right, Share of Restricted Stock or Other Stock Unit Award need not be accelerated as described in Sections 11.1(a), (b) and (d). For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Share of Restricted
Stock or Other Stock Unit Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right,
Restricted Stock Award or Other Stock Unit Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction
(and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares);
provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option,
Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for
each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Any assumption or substitution of an Incentive Stock
Option will be made in a manner that will not be considered a "modification"
under the provisions of Section 424(h)(3) of the Code. Notwithstanding the
foregoing, an Award Agreement may provide that in the event of a termination of a Participant's employment in such successor company within a specified time period following such Change of Control, all or part of any such Award held by such Participant at the time of the Change of Control shall be accelerated as described in Sections 11.1(a), (b) and (d) above.

                                   ARTICLE XII
                         GENERALLY APPLICABLE PROVISIONS

     12.1 Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by Applicable Law;
provided that the Board may not amend the Plan

                                      -14-

in any manner that would result in noncompliance with Rule 16b-3 of the Exchange
Act; and further provided that the Board may not, without the approval of the
Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to
Section 12.2), (b) expand the types of awards available under the Plan, (c)
materially expand the class of persons eligible to participate in the Plan, (d)
amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 3.2.
In addition, no amendments to, or termination of, the Plan (other than by reason of the failure of stockholders to approve the Plan in the manner set forth in
Section 13.12) shall in any way impair the rights of a Participant under any
Award previously granted without such Participant's consent.

     12.2 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the
Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number. Where an adjustment under this Section 12.2 is made to an Incentive
Stock Option, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of Sections 409A or 424(h)(3)
of the Code.

     12.3 Transferability of Awards. Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award, and no
Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. Notwithstanding the foregoing, to the extent that the
Committee so authorizes in the Award Agreement or otherwise, an Award other than an Incentive Stock Option may be assigned, in whole or in part, during the
Participant's lifetime to one or more Family Members of the Participant. Rights under the assigned portion may be exercised by the Family Member(s) who acquire a proprietary interest in such Award pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the
Award immediately before such assignment and shall be set forth in such documents issued to the assignee as the Committee deems appropriate.

          (a) Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any Awards that remain unexercised in the event of the Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Participant may change such designation of beneficiary at any time by written notice to the Committee, subject to the above spousal consent requirement.

          (b) Effect of No Designation. If a Participant dies and there is no beneficiary validly designated and living at the time of the Participant's death, the Company will deliver such Participant's Awards to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Awards to the spouse or to any one or more dependents or relatives of the

                                      -15-

Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          (c) Death of Spouse or Dissolution of Marriage. If a Participant
designates his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Participant's marriage is later dissolved.
Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the
Participant. Without limiting the generality of the preceding sentence, the interest in Awards of a spouse of a Participant who has predeceased the
Participant or whose marriage has been dissolved will automatically pass to the
Participant, and will not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor will any such interest pass under the laws of intestate succession.

     12.4 Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant's Continuous Status as an Employee, Director or
Consultant ceases, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's Continuous Status as an Employee, Director or
Consultant will be determined by the Committee, which determination will be final.

     12.5 Dividend Equivalents. Subject to the provisions of the Plan and any
Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to stock or other property dividends on Shares ("DIVIDEND
EQUIVALENTS") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.1 Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or to the Participant's
executors, administrators, guardian, beneficiary, or legal representative, or
Family Members) (any such person, a "PAYEE") net of any applicable Federal,
State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Rights,
(c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award, or (e) any other event occurring pursuant to the
Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the
Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such
Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company's earnings), or by directing the Company to retain
Shares (up to the employee's minimum required tax withholding rate) otherwise deliverable in connection with the Award. If Shares acquired upon exercise of any Incentive Stock Option are disposed of in a disposition that, under Section
422 of the Code,

                                      -16-

disqualifies the holder from the application of Section 421(a) of the Code, the holder of the Shares immediately before the disposition will comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

     13.2 Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor
the grant of an Award hereunder shall confer upon any Employee, Consultant or
Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future
Awards under the Plan) any such Employee, Consultant or Director at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

     13.3 Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a
Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

     13.4 Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant may be canceled in the discretion of the Committee if the Participant's Continuous
Status as an Employee, Director or Consultant is terminated for Cause, or if, after the termination of the Participant's Continuous Status as an Employee,
Director, or Consultant, the Committee determines that Cause existed before such termination.

     13.5 Stop Transfer Orders. All certificates for Shares delivered under the
Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the provisions of this Plan, the rules, regulations and other requirements of the Securities and
Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     13.6 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any
Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under Applicable Law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

     13.7 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     13.8 Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other

                                      -17-

provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

     13.9 Construction. All references in the Plan to "SECTION," "SECTIONS," or
"ARTICLE" are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words "INCLUDE" and "INCLUDING,"
and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "WITHOUT LIMITATION."

     13.10 Unfunded Status of the Plan. The Plan is intended to constitute an
"UNFUNDED" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

     13.11 Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the
United States, shall be governed by the laws of the State of Delaware and construed accordingly.

     13.12 Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of its adoption by the Board, subject to the approval of the Plan, within 12 months thereafter, by affirmative votes representing a majority of the votes cast under Applicable Laws at a duly constituted meeting of the stockholders of the Company or by written consent of stockholders holding a majority of the issued and outstanding Shares. After the adoption of this Plan by the Board, Awards may be made, but all such Awards shall be subject to stockholder approval of this Plan in accordance with the first sentence of this
Section 13.12, and no Options or Stock Appreciation Rights may be exercised prior to such stockholder approval of the Plan. If the stockholders do not approve this Plan in the manner set forth in the first sentence of this Section
13.12, this Plan, and all Awards granted hereunder, shall be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan
(unless the Board sooner suspends or terminates the Plan under Section 12.1), on which date the Plan will expire except as to Awards then outstanding under the
Plan. Notwithstanding the foregoing, unless affirmative votes representing a majority of the votes cast under Applicable Laws approve the continuation of
Article X at the first duly constituted meeting of the stockholders of the
Company that occurs in the fifth year following the effective date of this Plan, no Awards other than Options or Stock Appreciation Rights shall be made to
Covered Employees following the date of such meeting. Except as set forth in the third sentence of this Section 13.12, outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

     13.13 Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of

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the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

     13.14 Effect on Prior Plan. On the approval of this Plan by the stockholders of the Company in the manner set forth in Section 13.12, the Prior
Plan shall be cancelled and no further grants or awards shall be made under the
Prior Plan. Grants and awards made under the Prior Plan before the date of such cancellation, however, shall continue in effect in accordance with their terms.

     13.15 Section 409A of the Code. The Committee shall take no action under this Plan that would subject a Participant to a penalty tax under Section 409A of the Code.

     13.16 Other Company Compensation Plans. Shares available for Awards under the Plan may be used by the Company as a form of payment of compensation under other Company compensation plans, whether or not existing on the date hereof. To the extent any Shares are used as such by the Company, such Shares will reduce the then number of Shares available under Article III of the Plan for future
Awards.

     13.17 Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

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